EXHIBIT 21

LIST OF SUBSIDIARIES OF LIZ CLAIBORNE, INC.

Beyond Idea Limited	British Virgin Islands
Boodle, Inc.	Delaware
Bright Win Limited	Hong Kong
DB Newco Corp.	Delaware
Handycell Ltd.	United Kingdom
Havana, LLC	Delaware
High Mallow Company N.V.	Netherlands
Juicy Couture Europe Limited	United Kingdom
Juicy Couture, Inc.	California
Kate Spade LLC	Delaware
L.C. Augusta, Inc.	Delaware
L.C. Caribbean Holdings, Inc.	Delaware
L.C. Libra, LLC	Delaware
L.C. Licensing, Inc.	Delaware
L.C. Service Company, Inc.	Delaware
L.C. Special Markets, Inc.	Delaware
LCI Acquisition U.S., Inc.	Delaware
LCI Holdings, Inc.	Delaware
LCI Investments, Inc.	Delaware
Liz Claiborne 2 B.V.	Netherlands
Liz Claiborne 3 B.V.	Netherlands
Liz Claiborne Accessories, Inc.	Delaware
Liz Claiborne Accessories-Sales, Inc.	Delaware
Liz Claiborne Canada Inc.	Canada
Liz Claiborne Colombia, Ltda.	Colombia
Liz Claiborne Cosmetics, Inc.	Delaware
Liz Claiborne De El Salvador, S.A., de C.V.	El Salvador
Liz Claiborne de Mexico, S.A. de C.V.	Mexico
Liz Claiborne do Brasil Industria E Comercio Ltda.	Brazil
Liz Claiborne Europe	United Kingdom
Liz Claiborne Export, Inc.	Delaware
Liz Claiborne Foreign Holdings, Inc.	Delaware
Liz Claiborne Foreign Sales Corporation	US Virgin Islands
Liz Claiborne International Limited	Hong Kong
Liz Claiborne (Israel) Ltd.	Israel
Liz Claiborne Japan, Inc.	Delaware
Liz Claiborne (Malaysia) SDN.BHD	Malaysia
Liz Claiborne Operations (Israel) 1993 Limited	Israel
Liz Claiborne Puerto Rico, Inc.	Delaware
Liz Claiborne Sales, Inc.	Delaware
Liz Claiborne, S.A.	Costa Rica
Liz Claiborne Servicios de Mexico, S.A. de C.V.	Mexico
Liz Claiborne Shoes, Inc.	Delaware

Lucky Brand Dungarees, Inc.	Delaware
Lucky Brand Dungarees Stores, Inc.	Delaware
Mexx Asia Pacific Limited	Hong Kong
Mexx Austria GmbH	Austria
Mexx Belgium N.V.	Belgium
Mexx Boutique SARL	France
Mexx Czech Repubic s.r.o.	Czech Republic
Mexx Deutschland GmbH	Germany
Mexx Direct GmbH & Co KG	Germany
Mexx Direct Holding B.V.	Netherlands
Mexx Europe B.V.	Netherlands
Mexx Europe Holding B.V.	Netherlands
Mexx Europe International B.V.	Netherlands
Mexx Europroduction B.V.	Netherlands
Mexx Far East Limited	Hong Kong
Mexx France	France
Mexx France International SAS	France
Mexx Group B.V.	Netherlands
Mexx Hellas EPE	Greece
Mexx Holding GmbH	Germany
Mexx Holding International B.V.	Netherlands
Mexx Holding Netherland B.V.	Netherlands
Mexx Hungary Ltd.	Hungary
Monet International, Inc.	Delaware
Mexx Ireland Ltd.	Ireland
Mexx Italy S.r.l.	Italy
Mexx Lijnbaum Rotterdamn BV	Netherlands
Mexx Ltd.	United Kingdom
Mexx Luxembourg S.a.r.l.	Luxembourg
Mexx Middle East Center FZE	Dubai, UAE
Mexx Modehandels AG	Switzerland
Mexx Modehandels GmbH	Germany
Mexx Nederland B.V.	Netherlands
Mexx Nederland Retail B.V.	Netherlands
Mexx Poland Sp. z.o.o.	Poland
Mexx Portugal, Unnipessoal, LDA	Portugal
Mexx Scandinavia AB	Sweden
Mexx Scandinavia AS	Norway
Mexx Scandinavia Finland Oy	Finland
Mexx Southern Europe S.R.L.	Spain
Mexx Sport Benelux B.V.	Netherlands
Mexx Switzerland GmbH	Switzerland
Monet Puerto Rico, Inc.	Delaware
Nonee I, LLC	Delaware
Nonee I Holding, LLC	Delaware
Retrain N.V.	Belgium
Segrets, Inc.	Delaware

Shenghui Fashion (Shenzhen) Company Limited	China
Skylark Sport Marketing Corporation	California
Verwaltungsgesellschaft Mexx Direct mbh	Germany
Westcoast Contempo Fashions Limited	Canada
Westcoast Contempo Promenade, Inc.	Washington
Westcoast Contempo Retail, Inc.	Washington
Westcoast Contempo USA, Inc.	Washington
Yonfield Trading Limited	Hong Kong